Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 6, 2002 relating to the financial statements and financial statement schedule, which appears in Madison Gas and Electric Company’s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
March 5, 2003